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                              UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C. 20549
                         _________________________

                                  Form 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported):  November 1, 2004

                               DAN RIVER INC.
           (Exact name of registrant as specified in its charter)

                       Commission file number 1-13421



            GEORGIA                          58-1854637
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification No.)

          2291 Memorial Drive                24541
          Danville, Virginia                 (Zip Code)
          (Address of principal executive offices)

   Registrant's telephone number, including area code:  (434) 799-7000

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

     The information included pursuant to Item 2.03 is incorporated under this Item 1.01.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     On November 1, 2004 the bankruptcy court granted approval, on an interim basis, for an additional new $10 million senior, secured credit facility to be provided by certain of the Company's existing bondholders. The new $10 million facility will be senior to the Company's existing Debtor-in-Possession (DIP) revolving credit facility and DIP term loan.

     The terms of the bondholder facility generally are expected to be similar to the DIP revolving credit facility, although the bondholder facility will not require the Company to satisfy financial covenants requiring it to maintain minimum levels of earnings before certain corporate items, interest, taxes, depreciation, and amortization or adhere to a weekly cash flow budget, and is expected to provide relief from certain of the other covenants and restrictions contained in the DIP facility. The bondholder facility is expected to impose restrictions relating to, among other things, capital expenditures, asset sales, incurrence or guarantee of debt, acquisitions, sale of receivables, certain payments and investments, affiliate and subsidiary transactions, payment of dividends and repurchases of stock, derivatives, and excess cash. The bondholder facility is secured by substantially all of the assets of the Company.

     The bankruptcy court approval was made on the basis of a term sheet provided by the bondholders, and the parties are preparing appropriate loan documentation reflecting the terms described above, as well as such other terms as they may agree upon. A final hearing on the new $10 million credit facility will be held on December 9, 2004.


Item 8.01  Other Events.

     On November 3, 2004, the Company issued a press release reporting that it has received financing commitment letters from potential lenders for the funding required to emerge from Chapter 11 in January 2005 and that on November 1, 2004 the bankruptcy court granted approval for the Company to use cash collateral to fund its current and ongoing operations and approved, on an interim basis, an additional new $10 million senior, secured credit facility to be provided by certain of the Company's existing bondholders.

     The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.









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Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.         Description
-----------         -----------
99.1                Press release dated November 3, 2004



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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DAN RIVER INC. (Registrant)



Date:  November 4, 2004            /s/ Harry L. Goodrich
                                   ---------------------------------
                                   Harry L. Goodrich
                                   Vice President

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                               EXHIBIT INDEX

Exhibit No.              Description of Exhibit
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99.1 Press Release dated November 3, 2004